Exhibit 99.3

PRO FORMA FINANCIAL DATA

The following unaudited pro forma financial data reflects our historical results as adjusted on a pro forma basis to give effect to our April 2004, July 2004 and June 2005 offerings of common units and the completion of the Spectrum, Elk City and NOARK acquisitions. The adjustments are described in the notes to the unaudited pro forma financial data.

We accounted for the NOARK acquisition and the acquisitions of Spectrum and Elk City in the unaudited pro forma financial data using the purchase method in accordance with the guidance of Statement of Financial Accounting Standards No. 141, “Business Combinations.” For purposes of developing the unaudited pro forma financial information, we have allocated the purchase prices to Spectrum’s, Elk City’s, and NOARK’s gas gathering, processing and/or transmission facilities based on their fair market value.

The unaudited pro forma balance sheet information reflects the following transactions as if they occurred as of September 30, 2005:

•	the NOARK acquisition, which occurred on October 31, 2005, for consideration of $163.0 million, plus $10.2 million for working capital adjustments and $2.3 million of estimated transaction costs; and

•	the increase in our credit facility to $400.0 million, which occurred on October 31, 2005, and borrowings under it to finance the NOARK acquisition.

The unaudited pro forma statement of income information for the year ended December 31, 2004 reflects the following transactions as if they occurred as of January 1, 2004:

•	the Spectrum acquisition, which occurred in July 2004, for total consideration of $141.6 million, including the payment of income taxes due as a result of the transaction and other related transaction costs;

•	the Elk City acquisition, which occurred in April 2005, for total consideration of $196.0 million, including related transaction costs;

•	the closing of our $270.0 million credit facility, which occurred in April 2005, and borrowings under it to finance the Elk City acquisition and repay amounts outstanding under our previous credit facility;

•	the increase of our credit facility to $400.0 million, which occurred on October 31, 2005, and borrowings under it to finance the NOARK acquisition;

•	our public offering of 2,100,000 common units, which was completed in July 2004 at a public offering price of $34.76 per common unit, and a capital contribution by our general partner to maintain its 2% general partner interest, the net proceeds of which were used principally to repay indebtedness incurred in connection with the Spectrum acquisition;

•	our public offering of 2,300,000 common units, which was completed in June 2005 at a public offering price of $41.95 per common unit, and a capital contribution by our general partner to maintain its 2% general partner interest, the net proceeds of which were used principally to repay indebtedness incurred in connection with the Elk City acquisition; and

•	the NOARK acquisition, which occurred on October 31, 2005, for consideration of $163.0 million, plus $10.2 million for working capital adjustments and $2.3 million of estimated transaction costs, and the redemption of the portion of the NOARK 7.15% notes severally guaranteed by Atlas Arkansas.

The unaudited pro forma statement of income information for the nine months ended September 30, 2005 reflects the following transactions as if they occurred as of January 1, 2005:

•	the Elk City acquisition, which occurred in April 2005, for total consideration of $196.0 million, including related transaction costs;

•	the closing of our $270.0 million credit facility, which occurred in April 2005, and borrowings under it to finance the Elk City acquisition and repay amounts outstanding under our previous credit facility;

•	the increase of our credit facility to $400.0 million, which occurred on October 31, 2005, and borrowings under it to finance the NOARK acquisition;

•	our public offering of 2,300,000 common units, which was completed in June 2005, at a public offering price of $41.95 per common unit, and a capital contribution by our general partner to maintain its 2% general partner interest, the net proceeds of which were principally used to repay indebtedness incurred in connection with the Elk City acquisition; and

•	the NOARK acquisition, which occurred on October 31, 2005, for consideration of $163.0 million, plus $10.2 million for working capital adjustments and $2.3 million of estimated transaction costs, and the redemption of the portion of the NOARK 7.15% notes severally guaranteed by Atlas Arkansas.

Elk City’s historical fiscal year ended August 31, 2004 is not within 93 days of our fiscal year end. Accordingly, for pro forma purposes, statement of income information for the year ended December 31, 2004 is based on Elk City’s historical financial results for the twelve months ended November 30, 2004 and was created by subtracting the quarter ended November 30, 2003 from Elk City’s income statement for the year ended August 31, 2004 and adding the quarter ended November 30, 2004. For our pro forma statement of income information for the nine months ended September 30, 2005, we included Elk City’s income statement for the three months ended February 28, 2005. Elk City was included within our historical results for the nine months ended September 30, 2005 from its date of acquisition on April 14, 2005.

The unaudited pro forma balance sheet and the pro forma statements of income were derived by adjusting our historical financial statements. However, our management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented are for informational purposes only and are based upon available information and assumptions that we believe are reasonable under the circumstances. You should not construe the unaudited pro forma financial data as indicative of the combined financial position or results of operations that we, Spectrum, Elk City and NOARK would have achieved had the transactions been consummated on the dates assumed. Moreover, they do not purport to represent our, Spectrum’s, Elk City’s or NOARK’s combined financial position or results of operations for any future date or period.

ATLAS PIPELINE PARTNERS, L.P.

PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2005

(in thousands)

	Historical Atlas Pipeline	Historical EAPC	Acquisition adjustments		Pro forma
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,035	$14,502	$178,000	(1)	$26,780
			(177,757	)(1)
Accounts receivable – affiliates	4,418	7,236	(5,145	)(2)	6,509
Accounts receivable	41,289	785	5,145	(2)	47,219
Current portion of hedge asset	14,993	—	—		14,993
Prepaid expenses and other current assets	1,595	324	—		1,919

Total current assets	74,330	22,847	243		97,420

PROPERTY, PLANT AND EQUIPMENT	324,517	146,509	32,006	(4)	503,032
Less – accumulated depreciation	(19,813)	(20,593)	—		(40,406)

Net property, plant and equipment	304,704	125,916	32,006		462,626

MINORITY INTEREST IN NOARK ASSETS	—	3,359	40,544	(4)	43,903
LONG-TERM HEDGE ASSET	5,970	—	—		5,970
INTANGIBLES, NET	12,398	—	—		12,398
GOODWILL	80,201	—	—		80,201

OTHER ASSETS	6,855	1,532	(425	)(3)	10,362
			2,400	(1)

	$484,458	$153,654	$74,768		$712,880

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Current portion of non-recourse long-term debt	$—	$1,200	$—		$1,200
Current portion of other long-term debt	63	800	(800	)(4)	63
Accrued liabilities	6,360	3,037	—		9,397
Current portion of hedge liability	37,663	—	—		37,663
Accrued producer liabilities	32,543	—	—		32,543
Accounts payable	7,257	6,468	1,551	(2)	15,276
Accounts payable – affiliates	—	1,551	(1,551	)(2)	—

Total current liabilities	83,886	13,056	(800)		96,142

LONG-TERM HEDGE LIABILITY	29,962	—	—		29,962
NON-RECOURSE LONG-TERM DEBT	—	38,400	—		38,400
OTHER LONG-TERM DEBT	183,582	25,600	178,000	(1)	361,582
			(25,600	)(4)
DEFERRED INCOME TAXES	—	21,893	(21,893	)(4)	—

PARTNERS’ CAPITAL:
Limited partners’ interests	227,065	54,705	(54,705	)(4)	226,836
			(229	)(1)
General partner’s interest	6,407	—	(5	)(1)	6,402
Accumulated other comprehensive loss	(46,444)	—	—		(46,444)

Total partners’ capital	187,028	54,705	(54,939)		186,794

	$484,458	$153,654	$74,768		$712,880

ATLAS PIPELINE PARTNERS, L.P.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per unit data)

	Historical Atlas Pipeline	Historical Spectrum	Historical Elk City	Historical EAPC	Acquisition adjustments		Pro forma
REVENUES:
Natural gas and liquids – third party	$72,109	$67,643	$11,376	$253	$166,544	(5)	$317,925
Natural gas and liquids – affiliates	—	—	123,975	55,763	(166,544	)(5)	13,194
Transportation – third party	76	—	—	10,364	4,143	(5)	14,583
Transportation – affiliates	18,724	—	—	11,119	(4,143	)(5)	25,700
Interest and other	382	—	—	329	—		711

	91,291	67,643	135,351	77,828	—		372,113

COSTS AND EXPENSES:
Cost of gas sold	58,707	54,565	118,537	55,019	—		286,828
Operating expenses	2,032	2,474	4,599	—	—		9,105
Transportation	2,260	—	—	4,434	—		6,694
General and administrative	4,643	7,509	2,482	3,756	840	(6)	10,379
					(2,482	)(6)
					(6,369	)(7)
Gain on arbitration settlement, net	(1,457)	—	—	—	—		(1,457)
Depreciation and amortization	4,471	1,638	2,153	3,249	(7,040	)(8)	16,803
					12,332	(8)
Minority interest in NOARK	—	—	—	492	—		492

	70,656	66,186	127,771	66,950	(2,719)		328,844

OPERATING INCOME	20,635	1,457	7,580	10,878	2,719		43,269
OTHER (INCOME) EXPENSE:
Interest expense	2,301	1,712	—	5,287	11,345	(9)(10)	20,645
Other (income) expense	—	(88,551)	(3)	—	89,109	(7)	555

	2,301	(86,839)	(3)	5,287	100,454		21,200

Income (loss) before income taxes	18,334	88,296	7,583	5,591	(97,735)		22,069
Provision for income taxes	—	(32,319)	—	(2,162)	34,481	(11)	—

Net income (loss)	18,334	55,977	7,583	3,429	(63,254)		22,069
Premium on preferred unit redemption	(400)	—	—	—	—		(400)

Net income attributable to partners	$17,934	$55,977	$7,583	$3,429	$(63,254)		$21,669

Net income – limited partners	$14,864						$18,524	(12)
Net income – general partner	3,070						3,145	(12)

Net income attributable to partners	$17,934						$21,669

Basic and diluted net income per limited partner unit	$2.53						$1.95

Weighted average units outstanding:
Basic	5,866						9,505

Diluted	5,870						9,509

ATLAS PIPELINE PARTNERS, L.P.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(in thousands, except per unit data)

	Historical Atlas Pipeline	Historical Elk City	Historical EAPC	Acquisition adjustments		Pro forma
REVENUES:
Natural gas and liquids – third party	$218,268	$3,497	$237	$69,658	(5)	$291,660
Natural gas and liquids – affiliates	—	37,235	42,125	(69,658	)(5)	9,702
Transportation – third party	54	—	8,174	1,999	(5)	10,227
Transportation – affiliates	16,447	—	6,955	(1,999	)(5)	21,403
Interest and other	352	—	144	—		496

	235,121	40,732	57,635	—		333,488

COSTS AND EXPENSES:
Cost of gas sold	184,578	36,665	40,551	—		261,794
Operating expenses	7,242	1,363	—	—		8,605
Transportation	2,169	—	3,547	—		5,716
General and administrative	9,128	850	2,207	(850	)(6)	11,545
				210	(6)
Gain on arbitration settlement, net	138	—	—	—		138
Depreciation and amortization	8,495	628	2,475	(3,103	)(8)	12,809
				4,314	(8)
Minority interest in NOARK	—	—	440	—		440

	211,750	39,506	49,220	571		301,047

OPERATING INCOME	23,371	1,226	8,415	(571)		32,441
OTHER (INCOME) EXPENSE:
Interest expense	8,478	—	3,654	8,666	(9)(10)	20,798

	8,478	—	3,654	8,666		20,798

Income (loss) before income taxes	14,893	1,226	4,761	(9,237)		11,643
Provision for income taxes	—	—	(1,887)	1,887	(11)	—

Net income (loss)	$14,893	$1,226	$2,874	$(7,350)		$11,643

Net income – limited partners	$9,003					$5,819	(12)
Net income – general partner	5,890					5,824	(12)

Net income	$14,893					$11,643

Basic net income per limited partner unit	$1.09					$0.61

Diluted net income per limited partner unit	$1.09					$0.61

Weighted average units outstanding:
Basic	8,226					9,507

Diluted	8,277					9,558

ATLAS PIPELINE PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.	To reflect the application of $178,000,000 of borrowings under our credit facility for (a) payment to sellers and various acquisition costs of $175,123,000, which are allocated to the underlying assets and liabilities acquired as described in note 4, (b) loan costs of $2,400,000, which will be amortized over the remaining term of the credit facility, (c) interest of $234,000, all of which relates to post-September 30, 2005 periods and charged herein to partners’ capital, and (d) $243,000 to us. We describe our amended credit facility under “Business—Credit Facility.”

2.	To reclassify affiliated receivables to third-party receivables.

3.	To remove $425,000 from our other assets for acquisition costs previously paid or accrued and to include that amount within the purchase price allocation described in note 4 below.

4.	To reflect the allocation of the total purchase price for NOARK and various acquisition costs of $175,548,000 to the assets and liabilities acquired, consisting of $175,123,000 payment to seller and various acquisition costs as described in note 1 and the $425,000 of acquisition costs previously paid or accrued as described in note 3. The deferred tax liability and affiliated accounts payable were not assumed by us and remain the responsibility of the seller. Also reflects the repayment of $26,400,000 of the 7.15% NOARK notes by the seller from the net proceeds from its sale of NOARK. This amount was deposited into an escrow account for the purpose of repayment and retirement of this portion of the notes. The remaining outstanding portion of the NOARK notes is guaranteed by Southwestern, the 25% minority interest owner in NOARK, and is non-recourse to us.

5.	To reclassify affiliated revenues to third-party revenues.

6.	To reflect the elimination of the overhead allocated to Elk City by its parent and its replacement with an overhead allocation to be made by our general partner in accordance with a new allocation agreement.

7.	To reflect the elimination of non-cash compensation costs of $6,369,000 related to the vesting of stock options upon change of control and the gain of $89,109,000, in each case, on the sale of Spectrum’s assets to us.

8.	To reflect the adjustment to depreciation expense for Spectrum for six and one half months and for Elk City and NOARK for 12 months based upon the cost of the acquired gas gathering and transmission facilities using depreciable lives ranging from 3 to 40 years and using the straight-line method.

9.	To reflect the adjustments to interest expense resulting from borrowings under the credit facility to (a) finance the acquisitions of Spectrum, Elk City, and NOARK, (b) reflect the net proceeds of the April 2004, July 2004, and June 2005 offerings of common units, and (c) reflect the repayment of a portion of the NOARK notes.

10.	To reflect the amortization of deferred financing costs related to our new credit facility to finance the Elk City acquisition and the amendment to the credit facility to finance the NOARK acquisition.

11.	To reflect the elimination of federal and statement income taxes following the conversion of Spectrum and NOARK, which were both C-corporations, to limited liability companies concurrent with their acquisition by us.

12.	It is impracticable to determine what cash available for distribution would have been on a pro forma basis. Accordingly, the allocation of net income between the general partner and the limited partners reflects historical incentive distributions.